UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

WISDOMTREE, INC.
(Name of Registrant as Specified In Its Charter)

ETFS CAPITAL LIMITED GRAHAM TUCKWELL
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ETFS CAPITAL LIMITED

May 3, 2024

Dear Fellow WisdomTree Stockholders:

ETFS Capital Limited and the other participant in this solicitation (collectively, “ETFS,” “we” or “our”) are the beneficial owners of an aggregate of 15,250,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of WisdomTree, Inc., a Delaware corporation (“WisdomTree” or the “Company”), representing approximately 10.0% of the outstanding shares of Common Stock. For the reasons set forth in the attached Proxy Statement, we believe that immediate action is required by the Company to unlock significant value for all stockholders and stop any further value destruction.

We believe there is significant value to be unlocked within the Company’s shares. As a long-term stockholder of the Company, with deep ETF industry and operating expertise, we have attempted to constructively engage with the Company’s Board of Directors (the “Board”) both before and after the Company’s 2023 Annual Meeting of Stockholders regarding the Company’s long-term destruction of stockholder value, excessive cost-structure, negligent capital allocation, and the consistent inability to keep the best interest of stockholders in mind.

A prime example of the Company’s shortcomings, as discussed in greater detail in the enclosed Proxy Statement, is the ill-advised strategy of trying to transform the Company from an ETF business to a decentralized finance (“DeFi”) business over the past several years, which we believe has resulted in the core ETF business being poorly managed. Moreover, all of the Company’s DeFi efforts continue to flounder. Specifically, the Company’s flagship DeFi initiatives, namely WisdomTree Prime (“WT Prime”), which was launched in July of 2023, and the Company’s Bitcoin ETF, which was launched in January of 2024, have been unsuccessful in generating any meaningful market interest, and have diverted management’s attention from the Company’s principal ETF business, where we believe the true value of WisdomTree lies. In our view, WT Prime is and always has been a complete folly, and in crypto ETFs, the Company continues to rank towards the bottom relative to its peers as discussed in the enclosed Proxy Statement. The result of this misguided ‘transformation’ strategy is that, despite record assets under management, WisdomTree’s traditional ETF business continues to suffer from poor profitability. Consequently, we believe WisdomTree trades at a significant discount to its intrinsic value if it were a well-run pure-play ETF business.

In the hope of having a collaborative and productive dialogue, we attempted to engage privately with the Board on the actions we believe are required to close the value gap and enhance stockholder value. To that end, we met with members of the Board on February 13, 2024, and on February 20, 2024, we wrote a letter to the Board, in which we acknowledged that individual members of the Board and stockholders have divergent views about the best way forward to unlock value at WisdomTree. We proposed that the Board consider forming a special committee of independent directors with a mandate to consider strategic alternatives including, but not limited to, a sale of part or all of the business and returning capital to stockholders, as well as a significant repositioning of the business, including replacing certain members of WisdomTree’s senior leadership team. We further proposed that the special committee retain a recognized tier-one investment bank along with independent counsel to assist with this review of strategic alternatives.

Unfortunately, rather than genuinely engage with one of its largest stockholders, the Company decided to respond to our private proposal with a public and bafflingly hostile response. However, this did not come as a surprise to us. Over the past several years, we have attempted to address operational and governance shortcomings at the Company through a myriad of ways, including by writing public and private letters to the Board, discussing our ideas with members of senior management and by running full proxy campaigns. Unfortunately, the resulting change to the Board has been insufficient to overcome the pervasive influence that management and long-tenured directors exert in maintaining the status quo.

We believe that stockholders must send a strong message to the Board that they do not approve of the Company’s current trajectory or the Board’s stewardship and oversight of management and the Company, and that the Board must take the necessary steps for the Company’s stockholders to realize the maximum value of their investments and hold management accountable. For the reasons set forth above and in the enclosed Proxy Statement, we intend to vote AGAINST the re-election of Jonathan Steinberg, Win Neuger and Anthony Bossone at the Company’s upcoming annual meeting of stockholders as a referendum on the Company’s ill-advised transformation strategy and its refusal to unlock value through a strategic review process, and we urge other stockholders to do the same.

By voting AGAINST the re-election of Mr. Steinberg, as Chief Executive Officer of the Company, Mr. Neuger, as Chairman of the Board, and Mr. Bossone, each of whom serve in significant leadership positions at the Company and, as the longest-tenured directors, have supported management’s efforts to transform WisdomTree into a DeFi business by investing in WisdomTree Prime, Bitcoin ETFs and other unrelated ventures, we believe stockholders will be sending a strong message to the Board that they are dissatisfied with the status quo and that the Company should hire a reputable banker and evaluate all options to unlock value as soon as possible. Accordingly, we are urging you to vote AGAINST the re-election of Messrs. Steinberg, Neuger and Bossone as directors at the Company’s upcoming annual meeting of stockholders and we urge Board members to reconsider their decision and act as independent fiduciaries for all stockholders – the true owners of WisdomTree.

We note that the election of directors at WisdomTree requires the affirmative vote of a majority of the votes cast in uncontested elections. Importantly, the Company has a director resignation policy in place for uncontested elections, whereby an incumbent director who is not re-elected shall tender his or her resignation to the Board. The Nominating and Governance Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the recommendation of such committee and will publicly disclose its decision within 90 days from the date of the certification of the election results. If our proxy solicitation results in any directors failing to receive a majority of the votes cast for his or her election, then we believe it would clearly be inappropriate for any such director to continue to serve on the Board. We believe the failure of the Board to accept any such tendered resignations that may result from the Company’s upcoming annual meeting of stockholders would be an egregious violation of proper corporate governance, and in direct opposition to a clear stockholder directive.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today. The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to stockholders on or about May 3, 2024.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated GOLD proxy card or by voting in person at the upcoming annual meeting of stockholders.

If you have any questions or require any assistance with your vote, please contact Saratoga Proxy Consulting LLC, which is assisting us, at its address and toll-free numbers listed below.

Thank you for your support,

/s/ Graham Tuckwell
Graham Tuckwell
ETFS Capital Limited

If you have any questions, require assistance in voting your GOLD proxy card,

or need additional copies of ETFS’ proxy materials,

please contact Saratoga at the phone numbers listed below.

520 8th Avenue, 14th Floor

New York, NY 10018

(212) 257-1311

Stockholders call toll free at (888) 368-0379
Email: info@saratogaproxy.com

2024 ANNUAL MEETING OF STOCKHOLDERS
OF
WISDOMTREE, INC.
_________________________

PROXY STATEMENT
OF
ETFS CAPITAL LIMITED
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

ETFS Capital Limited, a Jersey company (“ETFS Capital”), and the other participant in this solicitation (collectively, “ETFS,” “we” or “our”) are significant stockholders of WisdomTree, Inc., a Delaware corporation (“WisdomTree” or the “Company”), who beneficially own an aggregate of 15,250,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of WisdomTree, representing approximately 10.0% of the outstanding shares of Common Stock. We believe that stockholders must send a strong message to the Company’s Board of Directors (the “Board”) that they do not approve of the Company’s current trajectory or the Board’s stewardship and oversight of the Company, and that the Board must take the necessary steps for the Company’s stockholders to realize the maximum value of their investments and conduct a comprehensive strategic review process. To that end, we are seeking your support at the Company’s 2024 annual meeting of stockholders scheduled to be held at Paul Hastings LLP, 200 Park Avenue, 26th Floor, New York, NY 10166 on June 12, 2024 at 10:00 a.m., Eastern Time (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “2024 Annual Meeting”), to vote AGAINST the re-election of Jonathan Steinberg, Chief Executive Officer of the Company, Win Neuger, Chairman of the Board, and Anthony Bossone. This Proxy Statement and the enclosed GOLD proxy card are first being mailed to stockholders on or about May 3, 2024.

In addition, our GOLD proxy card will also allow stockholders to vote on the following proposals that are being presented by the Company for stockholder consideration at the 2024 Annual Meeting:

•	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
•	An advisory resolution to approve the compensation of the Company’s named executive officers;
•	A non-binding, advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers; and
•	The ratification of the approval by the Board of the extension of the Stockholder Rights Agreement, dated March 17, 2023, as amended (the “Poison Pill”), by and between the Company and Continental Stock Transfer & Trust Company.

Stockholders may also transact such other business as may properly come before the 2024 Annual Meeting.

As of the date hereof, ETFS Capital and Graham Tuckwell (each a “Participant”), own 15,250,000 shares of Common Stock (the “ETFS Shares”), as well as 14,750 shares of Series A Non-Voting Convertible Preferred Stock (the “Series A Preferred Stock”), which are convertible into 14,750,000 shares of Common Stock, subject to certain limitations. We intend to vote the ETFS Shares AGAINST the re-election of Messrs. Steinberg, Neuger and Bossone and FOR the election of the remaining Company director nominees up for election at the 2024 Annual Meeting (collectively, the “Company Nominees”), FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, AGAINST approval of the advisory vote on the compensation of the Company’s named executive officers, ONE YEAR on the vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers, and AGAINST the ratification of the Board’s approval of the extension of the Poison Pill.

By voting AGAINST the re-election of Mr. Steinberg, as Chief Executive Officer of the Company, Mr. Neuger, as Chairman of the Board, and Mr. Bossone, each of whom serve in significant leadership positions at the Company and, as the longest-tenured directors, have supported management’s efforts to transform WisdomTree into a DeFi business by investing in WisdomTree Prime, Bitcoin ETFs and other unrelated ventures, we believe stockholders will be sending a strong message to the Board that they are dissatisfied with the status quo and that the Company should hire a reputable banker and evaluate all options to unlock value as soon as possible. Accordingly, we are urging you to vote AGAINST the re-election of Messrs. Steinberg, Neuger and Bossone as directors at the 2024 Annual Meeting.

The enclosed Proxy Statement and GOLD proxy card includes the ability to vote for all Company Nominees, including Lynn S. Blake, Anthony Bossone, Smita Conjeevaram, Rilla Delorier, Daniela Mielke, Shamla Naidoo, Tonia Pankopf, Win Neuger and Jonathan Steinberg. Please note, however, that the Company Nominees are not the nominees of ETFS, and, accordingly, they are not participants in this solicitation. We can provide no assurance that any of the Company Nominees will serve as directors if elected.

The Company has set the close of business on April 19, 2024 as the record date for determining stockholders entitled to notice of and to vote at the 2024 Annual Meeting (the “Record Date”). The mailing address of the principal executive offices of the Company is 250 West 34th Street, 3rd Floor, New York, NY 10119. Stockholders of record at the close of business on the Record Date will be entitled to vote at the 2024 Annual Meeting. According to the Company, as of the Record Date, there were 151,818,674 shares of Common Stock outstanding and entitled to vote at the 2024 Annual Meeting.

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today.

IF YOU MARK FEWER THAN A TOTAL OF NINE (9) “FOR”, “AGAINST” OR “ABSTAIN” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, OUR GOLD PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED ONLY AS DIRECTED.

THIS SOLICITATION IS BEING MADE BY ETFS AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE 2024 ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH ETFS IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE 2024 ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

ETFS URGES YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD TO VOTE AGAINST THE ELECTION OF MESSRS. STEINBERG, NEUGER AND BOSSONE TO THE BOARD AT THE 2024 ANNUAL MEETING.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE 2024 ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE 2024 ANNUAL MEETING OR BY VOTING IN PERSON AT THE 2024 ANNUAL MEETING.

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Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting—This Proxy Statement and our GOLD proxy card are available at

www.unlockwt.com

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IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own. ETFS urges you to sign, date, and return the enclosed GOLD proxy card today to vote “AGAINST” the election of Jonathan Steinberg, Win Neuger and Anthony Bossone to the Board. ETFS makes no recommendations with respect to the other proposals on the agenda for the 2024 Annual Meeting.

•	If your shares of Common Stock are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to ETFS, c/o Saratoga Proxy Consulting LLC (“Saratoga”), in the enclosed postage-paid envelope today.
•	If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a GOLD voting instruction form, are being forwarded to you by your broker or bank. As a beneficial owner, if you wish to vote, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.
•	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting instruction form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting instruction form.
•	You may vote your shares in person at the 2024 Annual Meeting. Even if you plan to attend the 2024 Annual Meeting in person, we recommend that you submit your GOLD proxy card by mail prior to the 2024 Annual Meeting so that your vote will be counted if you later decide not to attend the 2024 Annual Meeting.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company, as it will revoke any proxy card you may have previously sent to us. So please make sure that the latest dated proxy card you return is the GOLD proxy card.

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If you have any questions, require assistance in voting your GOLD proxy card,

or need additional copies of ETFS’ proxy materials,

please contact Saratoga at the phone numbers listed below.

520 8th Avenue, 14th Floor

New York, NY 10018

(212) 257-1311

Stockholders call toll free at (888) 368-0379
Email: info@saratogaproxy.com

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BACKGROUND TO THE SOLICITATION

The following is a chronology of material events leading up to this proxy solicitation:

•	On June 16, 2023, the Company held its 2023 annual meeting of stockholders (the “2023 Annual Meeting”).
•

On October 12, 2023, Mr. Tuckwell emailed the Chairman of the Board, Win Neuger, requesting a meeting with the Board in person in New York the following month. Mr. Neuger responded to Mr. Tuckwell and offered a video meeting with the Board.

•

On November 14, 2023, Mr. Tuckwell and other representatives from ETFS met with various members of the Board and management in a video call. On the video call, Mr. Tuckwell expressed his concern that the Company does not appear to be interested in having a two-way dialogue with ETFS. Mr. Tuckwell stated that ETFS had given the Board quite a lot of detailed information and suggestions regarding the Company and how to improve the Company in two presentations last year but had received no feedback to date. Mr. Tuckwell expressed his view that ETFS was politely listened to but completely ignored by the Board. Although some two-way discussion did follow regarding some aspects of the Company’s business and strategy, the Company did not commit to taking any steps to effect any of the changes suggested by ETFS nor was there any written follow-up by the Company regarding the matters discussed.

•	On February 13, 2024, Mr. Tuckwell met with certain members of the Board, Win Neuger and Tonia Pankopf. At the meeting, Mr. Tuckwell explained his concerns that since mid-2018 the Company’s assets under management (“AUM”) had almost doubled but the share price had remained stagnant because of poor management. To restore value to stockholders, Mr. Tuckwell discussed a number of proposals which he requested the Board consider, as discussed in the bullet below.
•	On February 20, 2024, ETFS sent a private letter to Mr. Neuger and Ms. Pankopf following up on their February 13, 2024 meeting. In the letter, ETFS expressed their disappointment with the Company’s execution of its strategy and performance and highlighted the Company’s underperformance as compared to relevant peers and indices over the last 5-year and 10-year periods, and since the Company’s acquisition of ETFS’ successful ETC business in 2018. ETFS requested that the Board consider three proposals: (i) replacing the Company’s CEO with someone who can add and not destroy value; (ii) raising outside money for WisdomTree Prime (“WT Prime”) rather than wasting stockholder money on it; and (iii) appointing a reputable investment bank to review strategic alternatives for the Company. In the letter, ETFS also proposed that, at a minimum, (a) a special committee of the Board consisting of independent directors should be formed and the Company should publicly announce that it will run a strategic review process of the entire business, (b) the special committee should retain an independent financial advisor from a recognized tier-one investment bank and retain independent counsel, and (c) the special committee should be given a mandate to consider various strategic alternatives for WisdomTree, including, but not limited to, a sale of part or all of the business, returning capital to stockholders, and a significant repositioning of the business, including the replacement of members of the Company’s senior leadership team.

•	On February 27, 2024, the Company issued a public letter to ETFS in response to ETFS’ private letter to the Board. In this letter, the Board stated that, after reviewing ETFS’ proposals, it concluded not to implement any of them because the Board believed taking any of these actions would undermine the Company’s long-term growth strategy and value-creation initiatives for the reasons set forth therein. The letter, among other things, also highlighted the Company’s engagement with ETFS over the prior two years, discussed the Company’s corporate governance practices, and claimed that the Company has a track record of delivering value to stockholders and that it has a clear and compelling strategy for the future.
•	On March 18, 2024, the Company announced it was extending the expiration of its Poison Pill to March 17, 2025, provided that if stockholders did not ratify the Board’s approval of the extension of the Poison Pill at the 2024 Annual Meeting, then the Poison Pill would expire by the close of business on the first day after the 2024 Annual Meeting.
•	On March 21, 2024, ETFS issued a public letter to stockholders in response to the Company’s unconventional public response to Mr. Tuckwell’s private communications to the Board. In this letter, ETFS discussed its attempts to constructively engage with the Company both recently and over the prior three years, its concerns with the Company’s ill-advised strategy of trying to transform the Company from an ETF business to a DeFi business, and its belief that further change to the Board is required to break the status quo.
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•	On April 12, 2024, the Company filed a preliminary proxy statement with the SEC in connection with the 2024 Annual Meeting.
•	On April 17, 2024, ETFS filed its preliminary proxy statement with the SEC in connection with the 2024 Annual Meeting.
•	On April 19, 2024, the Company filed a new preliminary proxy statement with the SEC in connection with the 2024 Annual Meeting.
•	On April 26, 2024, the Company filed a revised preliminary proxy statement with the SEC in connection with the 2024 Annual Meeting.
•	On April 29, 2024, the Company filed its definitive proxy statement with the SEC in connection with the 2024 Annual Meeting.
•	On April 30, 2024, ETFS filed a revised preliminary proxy statement with the SEC in connection with the 2024 Annual Meeting.
•	On May 3, 2024, ETFS filed this definitive proxy statement with the SEC in connection with the 2024 Annual Meeting.
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REASONS FOR THE SOLICITATION

WE BELIEVE THAT IMMEDIATE ACTION IS REQUIRED BY THE BOARD TO UNLOCK SIGNIFICANT VALUE FOR ALL STOCKHOLDERS BY INITIATING A STRATEGIC REVIEW OF WISDOMTREE’S CORE ETF BUSINESS AND ITS DEFI BUSINESSES

For many years now WisdomTree has embarked on what we believe is an ill-advised strategy of trying to transform the Company from an ETF business to a DeFi business, which has, in our view, resulted in the core ETF business being poorly managed whilst the Company’s DeFi efforts have floundered. Specifically, as discussed below, WT Prime and the Company’s Bitcoin ETF have been unsuccessful in generating any meaningful market interest and appear to have diverted management’s attention from the Company’s principal ETF business, where we believe the true value of WisdomTree lies. After years of attempting to constructively engage with the Company, it is clear to us that the Board is incapable of acknowledging the value destruction caused by this ill-advised strategy and of accepting that a change of strategy is urgently needed to restore and unlock the true value of the Company.

We strongly believe change is needed and we ask that you vote with us to precipitate that change. We are voting to tell the Board they must appoint an independent financial advisor to examine strategic alternatives, including casting a critical eye over the Company’s existing strategy. We believe any qualified and independent financial advisor will conclude that there is substantial value to be unlocked, as detailed below.

The way to vote for this change is to follow ETFS’ voting recommendation and to vote AGAINST the re-election of the following director nominees, Messrs. Steinberg, Neuger and Bossone. We believe a stockholder majority vote against the re-election of Mr. Steinberg, as Chief Executive Officer of the Company, Mr. Neuger, as Chairman of the Board, and Mr. Bossone, as a member of the Compensation Committee of the Board, each of whom serve in significant leadership positions at the Company and, as the longest-tenured directors, have supported management’s efforts to transform WisdomTree into a DeFi business by investing in WisdomTree Prime, Bitcoin ETFs and other unrelated ventures, will send a clear and unequivocal message to the Board that they are dissatisfied with the status quo and that the Board must appoint an independent financial advisor to examine strategic alternatives to restore value for all stockholders.

To be clear, we are not seeking to take over the Company or nominate individuals for election to the Board, and we also have no desire to significantly destabilize the Company by potentially having all members of the Board fail to receive the requisite number of votes for their re-election. Rather, we are seeking to compel the Board to restore value for all stockholders.

No Amount of Bluster by the Company can Paper Over the Following Compelling Conclusions which the Board Refuses to Acknowledge

1)	Based on our substantial ETF industry expertise, we believe WisdomTree trades at a significant discount to its intrinsic value if it were a well-run pure-play ETF business. We also believe that WisdomTree’s current valuation represents a significant discount to what its ETF business could be worth to a strategic investor.
2)	We believe the core ETF business has been poorly managed, as measured by the following ETF industry metrics:
➢

Based on our substantial ETF industry experience and expertise, the operating margin for a well-run ETF business should be around 40% to 45%[1] rather than the approximately 28.5% for the Company (based on 2023 annual figures removing contractual Gold payments and activist campaign related costs).[2] So it appears to us that the Company is wasting around 11.5% to 16.5% of its revenues on unnecessary expenses. With the Company’s global ETF revenues running at $389 million per annum,[3] that means WisdomTree could reduce its expenses by $58 million per annum which, at a tax rate of 25% and a PE multiple of 14x, would translate into an additional $613 million of stockholder value.[4]

1 Our assertion that WisdomTree’s operating margin should be in the range of 40% to 45% is based on the operating margin for Blackrock, Inc.’s ETF business, which is 45% according to ETFS’ calculations (https://ir.blackrock.com/financials/quarterly-results/default.aspx), as well as ETFS’ extensive experience in investing and managing ETF businesses. Specifically, ETFS Capital managed a successful ETF business which it sold to WisdomTree in 2018. Since then, ETFS Capital has invested in leading ETF companies such as 21 Shares – a company that offers the largest suite of crypto-currency ETFS in the world. Furthermore, WisdomTree itself has discussed achieving incremental margins greater than 50% in its quarterly earnings presentations since 2022 (https://ir.wisdomtree.com/news-events/presentations), which provides further credence to ETFS’ assertion that the Company’s core ETF business should achieve operating margin of 40-45%.

2 Company 2023 Annual Report on Form 10-K.

3 Run rate revenues as of March 31, 2024, calculated using WisdomTree data on the Company’s website.

4 Assumed global tax rate of 25% as disclosed in the Company’s 2023 Annual Report on Form 10-K. PE multiple based on LTM earnings as of April 16, 2024. FactSet.

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➢	WisdomTree has lost significant ETF market share in the US compared to its main competitors (being ProShares, Van Eck and Global X). When WisdomTree was still focused on its core ETF business (six years ago), it had approximately 37% of the market share amongst those four, but that has now declined to approximately 28%.[5] Had WisdomTree maintained its market share, it would have an extra $23 billion of AUM[6] and an extra $412 million of stockholder value.[7]
➢	The combined loss in value from the above two items is $1,025 million, which, in our view, has all been caused by poor management of the core ETF business.
3)	The DeFi initiatives have been a massive distraction and utterly unsuccessful in our view, as evidenced by:
➢	A huge event in crypto ETFs occurred in January 2024 when the SEC finally approved the launch of physical Bitcoin ETFs. Despite the hype from WisdomTree about it being a significant player in crypto ETFs, it has managed to garner only 0.2% in market share measured in AUM and is floundering in 8th place in issuer rankings as shown in the chart below;[8]

Source: https://blockworks.co/bitcoin-etf

➢

In Europe, where crypto ETFs have been listed for a number of years and WisdomTree was an early entrant, the Company is struggling in 4th place in issuer rankings.[9] It has only garnered 6% in market share measured in AUM, but even worse, it only has 1% in market share of run-rate revenues;[10] and

➢

WT Prime has not been able to gain any traction, with run-rate revenues a mere $0.03 million per annum.[11] The app is a poor offering compared to what firms such as Schwab offer in our view and there is no logical reason for investors to sign up to it other than for those curious to see how bad it is. Given the amount of time and money the Company has spent and wasted on this, we believe the Board should expect it to be earning millions in revenue by now – it is not. The Company has refused to provide information on WT Prime related revenue or KPIs that would allow stockholders to properly evaluate its performance and hold the Board accountable.

We believe that, as a result of its misguided ‘transformation’ strategy, WisdomTree has lost focus on the core ETF business, which despite record AUM, suffers from poor profitability, as demonstrated below.12 Even though the ETF business model is highly scalable, management has yet to achieve the requisite operating leverage that translates record growth in AUM and net inflows into comparable gains in earnings growth and profitability.

5 As of end-March 2018 WisdomTree’s AUM was $43 billion and the combined AUM of all four companies was $116 billion for the US businesses, giving WisdomTree a market share of 37%. As of end-March 2024 WisdomTree’s AUM was $78 billion and the combined AUM of all four companies was $274 billion for the US businesses, giving WisdomTree a market share of 28%. Based on AUM data calculated and provided by Bloomberg using a Bloomberg Terminal.

6 Assuming 37% market share of combined AUM of $274 billion per note 5 above.

7 Applying WisdomTree’s current blended average fee rate of 36 bps pa to incremental AUM of $23 billion gives $83 million of additional revenue. Assuming an incremental operating margin of 45% and a US tax rate of 21% gives $29 million of post-tax earnings, which at a PE of 14x gives $412 million of value. Fee rate of 36 bps pa taken from WisdomTree Report of Monthly Metrics for March 2024. WisdomTree Q4 2023 Earnings Presentation states an incremental operating margin of over 50% but ETFS assumes only 45%. PE of 14x per note 3 above.

8 These results are far worse if the legacy crypto ETF products of Grayscale and ProShares are included. Based on data calculated and provided by Bloomberg using a Bloomberg Terminal.

9 Based on AUM data calculated and provided by Bloomberg using a Bloomberg Terminal.

10 Based on AUM data calculated and provided by Bloomberg using a Bloomberg Terminal.

11 Run rate revenues as of April 16, 2024 calculated using WisdomTree Digital Fund data found at https://www.wisdomtree.com/investments/digital-funds.

12 Company SEC filings.

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Source: Company SEC filings

The Board and Management Appear Unwilling to Make Necessary Changes Unless Pushed by Stockholders. We Believe this “VOTE AGAINST” Campaign is the Only Way of Getting the Board to Conduct an Independent Strategic Review to Unlock Value for all Stockholders, Particularly Given the Significant Leadership Positions That Messrs. Steinberg, Neuger and Bossone Occupy at the Company.

Over the past three years, we have attempted to address operational and governance failures at the Company through patient and direct engagement with the Board and management of WisdomTree and by nominating individuals for election to the Board. Following our multi-year engagement with the Company, we believe that the Board will not be truly open to ending the status quo and examining strategic alternatives without being pushed by stockholders, particularly while these long tenured directors continue to serve on the Board and in leadership positions at the Company.

We believe our prior proxy campaign and public engagement with the Company has highlighted important issues for stockholders including:13, 14

•	The value destruction suffered by stockholders, including ETFS, since we sold our market leading European ETC business to WisdomTree in 2018.

•	ETFS’ belief that the Board and management have been unable to articulate a credible strategy for stockholder value creation – a situation that we believe persists today.

•	Our concerns about the Company’s WT Prime effort to diversify into DeFi as set forth above.

•	Poor corporate governance and flawed refreshment of the Board, including long-tenured directors and committee chairs, a pay-for-performance disconnect, and the expansion of golden parachute change in control provisions that were triggered by a loss of majority Board control by incumbents.

•	An urgent need for an infusion of skills, experience, expertise and fresh stockholder-focused perspective on the Board.

Unfortunately, the resulting change to WisdomTree’s Board, as a result of our engagement and the incremental Board change we were able to bring about, appears to have been insufficient to compel the Board to take the actions that we believe are necessary to unlock value.

We believe the Company’s significant undervaluation could be addressed by WisdomTree undertaking a strategic review to unlock the value of its core ETF business. However, the Board’s continued rejection of our good faith engagement on this issue led us to conclude that the Board needed to hear from a plurality of the Company’s stockholders before they will take action.

As a referendum on the Company’s failed diversification strategy and the Board’s refusal to unlock value through a strategic review process, we believe voting AGAINST the re-election of Messrs. Steinberg, Neuger and Bossone would send a strong message to the Board to undertake the much-needed strategic review process to unlock the value inherent in WisdomTree’s core ETF business.

For the avoidance of doubt, even if Messrs. Steinberg, Neuger and Bossone are not re-elected to the Board at the 2024 Annual Meeting, if the remaining Company Nominees are re-elected at the 2024 Annual Meeting, they will constitute a majority of the Board. In addition, even if Messrs. Steinberg, Neuger and Bossone are not re-elected to the Board at the 2024 Annual Meeting and tender their respective resignations in accordance with the Company’s Fourth Amended and Restated Bylaws (the “Bylaws”), and the Board determines to accept such resignations, the Board may nonetheless re-appoint any of Messrs. Steinberg, Neuger and Bossone to the Board after the 2024 Annual Meeting under the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and the Bylaws. Notwithstanding the foregoing, for the reasons set forth above, we urge stockholders to join us in voting AGAINST the re-election of Messrs. Steinberg, Neuger and Bossone.

13 ETFS 2023 definitive proxy statement: https://www.sec.gov/Archives/edgar/data/880631/000092189523001037/defc14a13246002_05042023.htm.

14 ETFS letter to stockholders, dated May 4, 2023: https://www.sec.gov/Archives/edgar/data/880631/000092189523001042/ex1todfan14a13246002_050423.pdf.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

As of the 2024 Annual Meeting, the Company will have an annually elected Board composed of nine (9) directors. We believe that the terms of all nine (9) directors currently serving on the Board expire at the 2024 Annual Meeting. For the reasons stated above, we are seeking your support at the 2024 Annual Meeting to vote AGAINST the election of Messrs. Steinberg, Neuger and Bossone.

The Company has adopted a majority vote standard for uncontested elections. Since we are not proposing an alternate slate of directors, the election is considered to be uncontested despite our opposition to the election of certain of the Company Nominees. According to the Bylaws, a nominee for director shall be elected to the Board if the number of votes cast “for” such nominee’s election exceeds the number of votes cast “against” such nominee’s election. The Bylaws also set forth a resignation policy for uncontested elections, which provides that if an incumbent director is not re-elected, the director shall tender his or her resignation to the Board. The Nominating and Governance Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the recommendation of such committee and will publicly disclose its decision within 90 days from the date of the certification of the election results.

Accordingly, if we are successful in soliciting your support to vote AGAINST the election of each of Messrs. Steinberg, Neuger and Bossone such that they receive more votes “against” their election than votes “for” their election at the 2024 Annual Meeting, each of Messrs. Steinberg, Neuger and Bossone must tender his resignation, effective immediately upon the failure to receive the required vote, and the Board, upon the Nominating and Governance Committee’s recommendation, must determine whether to accept the resignations tendered by each of Messrs. Steinberg, Neuger and Bossone.

For the avoidance of doubt, even if Messrs. Steinberg, Neuger and Bossone are not re-elected to the Board at the 2024 Annual Meeting, if the remaining Company Nominees are re-elected at the 2024 Annual Meeting, they will constitute a majority of the Board. In addition, even if Messrs. Steinberg, Neuger and Bossone are not re-elected to the Board at the 2024 Annual Meeting and tender their respective resignations in accordance with the Bylaws, and the Board determines to accept such resignations, the Board may nonetheless reappoint Messrs. Steinberg, Neuger and Bossone to the Board after the 2024 Annual Meeting under the Certificate of Incorporation and the Bylaws. Notwithstanding the foregoing, for the reasons set forth above, we urge stockholders to join us in voting AGAINST the re-election of Messrs. Steinberg, Neuger and Bossone.

This Proxy Statement and the enclosed GOLD proxy card includes the ability to vote for all Company Nominees, including Lynn S. Blake, Anthony Bossone, Smita Conjeevaram, Rilla Delorier, Daniela Mielke, Shamla Naidoo, Tonia Pankopf, Win Neuger and Jonathan Steinberg. Please note, however, that the Company Nominees are not the nominees of ETFS and are the nominees of the Company. Because the Company Nominees are not ETFS’ nominees, they are not participants in this solicitation. We can provide no assurance that any of the Company Nominees will serve as directors if elected. The names, backgrounds and qualifications of the Company Nominees, and other information about them, can be found in the Company’s proxy statement.

IF YOU MARK FEWER THAN A TOTAL OF NINE (9) “FOR”, “AGAINST” OR “ABSTAIN” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, OUR GOLD PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED ONLY AS DIRECTED.

WE STRONGLY URGE YOU TO VOTE “AGAINST” THE ELECTION OF MESSRS. STEINBERG, NEUGER AND BOSSONE ON THE ENCLOSED GOLD PROXY CARD

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE ELECTION OF THE OTHER COMPANY NOMINEES

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PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, the Audit Committee of the Board has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

As disclosed in the Company’s proxy statement, the Company’s organizational documents do not require that the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, but the Company is submitting the selection of Ernst & Young LLP for ratification by stockholders at the 2024 Annual Meeting. The Company has disclosed that if stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but still may retain them. The Company has further disclosed that, even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

According to the Company’s proxy statement, the affirmative vote of a majority of votes cast is necessary for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024 AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL

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PROPOSAL NO. 3

VOTE ON AN ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

As discussed in further detail in the Company’s proxy statement, as required by Section 14A(a)(1) of the Securities Exchange Act of 1934 (the “Exchange Act”), the Board is providing stockholders with an opportunity to vote on an advisory resolution to approve the compensation of the Company’s named executive officers, which is discussed in further detail in the section titled “Executive Compensation - Compensation Discussion and Analysis” in the Company’s proxy statement. Accordingly, the Board is asking stockholders to approve the following resolution:

“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2024 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other compensation related tables and disclosure.”

As disclosed in the Company’s proxy statement, as this vote is advisory, it will not be binding on the Board or the Compensation Committee of the Board and neither the Board nor the Compensation Committee of the Board will be required to take any action as a result of the outcome of this vote. However, the Board and the Compensation Committee of the Board will carefully consider the outcome of this vote when considering future executive compensation policies.

According to the Company’s proxy statement, the affirmative vote of a majority of votes cast is necessary for the approval of the advisory resolution to approve the compensation of the Company’s named executive officers.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE ADVISORY VOTE ON EXECUTIVE COMPENSATION AND INTEND TO VOTE OUR SHARES “AGAINST” THIS PROPOSAL

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PROPOSAL NO. 4

NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

As discussed in further detail in the Company’s proxy statement, as required by Section 14A(a)(2) of the Exchange Act, the Board is providing stockholders with an opportunity to provide an advisory vote to recommend whether the vote on the advisory resolution on the compensation of the Company’s named executive officers should occur every one, two or three years.

As disclosed in the Company’s proxy statement, since this vote is advisory, the results will not be binding upon the Board and the Board may decide to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by stockholders. However, the Board will carefully consider the outcome of this vote when considering the frequency of future advisory votes on executive compensation.

According to the Company’s proxy statement, the non-binding, advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers will be determined based on a plurality of the votes cast. This means that the option that receives the most votes (every one year, every two years or every three years) will be approved on a non-binding, advisory basis.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES “ONE YEAR”

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PROPOSAL NO. 5

RATIFICATION OF THE APPROVAL BY THE BOARD OF THE EXTENSION OF THE
STOCKHOLDER RIGHTS AGREEMENT

As discussed in further detail in the Company’s proxy statement, on March 17, 2023, the Board adopted the Poison Pill, which has subsequently been amended.

According to the Company’s proxy statement, stockholders are being asked to ratify the Board’s approval of the extension of the Poison Pill to the close of business on March 17, 2025. Stockholder ratification of the Board’s approval of the extension of the Poison Pill is not required by applicable law, or by the Certificate of Incorporation, Bylaws or other governing documents. Nonetheless, according to the Company’s proxy statement, the Board has determined to request stockholder ratification of the Board’s approval of the extension of the Poison Pill to determine the viewpoint of stockholders as to the advisability of the Poison Pill. If stockholders do not ratify the Board’s approval of the extension of the Poison Pill, it will expire automatically at the close of business on the day after the 2024 Annual Meeting.

According to the Company’s proxy statement, the affirmative vote of a majority of votes cast is necessary to ratify the Board’s approval of the extension of the Poison Pill.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE RATIFICATION OF THE BOARD’S APPROVAL OF THE EXTENSION OF THE POISON PILL AND INTEND TO VOTE OUR SHARES “AGAINST” THIS PROPOSAL

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VOTING AND PROXY PROCEDURES

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the 2024 Annual Meeting. Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares. Stockholders of record on the Record Date will retain their voting rights in connection with the 2024 Annual Meeting even if they sell such shares after the Record Date. Based on publicly available information, ETFS believes that the only outstanding class of securities of the Company entitled to vote at the 2024 Annual Meeting is the Common Stock.

Shares of Common Stock represented by properly executed GOLD proxy cards will be voted at the 2024 Annual Meeting as marked and, in the absence of specific instructions, will be voted “AGAINST” the election of each of Messrs. Steinberg, Neuger and Bossone and FOR the election of the remaining Company Nominees, FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, AGAINST the advisory resolution to approve the compensation of the Company’s named executive officers, ONE YEAR on the advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers, AGAINST the ratification of the Board’s approval of the extension of the Poison Pill and in the discretion of the persons named as proxies on all other matters as may properly come before the 2024 Annual Meeting, as described herein.

This Proxy Statement and the enclosed GOLD proxy card includes the ability to vote for all Company Nominees, including Lynn S. Blake, Anthony Bossone, Smita Conjeevaram, Rilla Delorier, Daniela Mielke, Shamla Naidoo, Tonia Pankopf, Win Neuger and Jonathan Steinberg. Please note, however, that the Company Nominees are not the nominees of ETFS and are the nominees of the Company. The names, backgrounds and qualifications of the Company Nominees, and other information about them, can be found in the Company’s proxy statement. We can provide no assurance that any of the Company Nominees will serve as directors if elected.

IF YOU MARK FEWER THAN A TOTAL OF NINE (9) “FOR”, “AGAINST” OR “ABSTAIN” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, OUR GOLD PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED ONLY AS DIRECTED.

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QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. According to the Company’ proxy statement, for the 2024 Annual Meeting, the presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote at the 2024 Annual Meeting is necessary to constitute a quorum for the transaction of business at the 2024 Annual Meeting. Shares held of record by stockholders or brokers, bankers or other nominees who do not return a signed and dated proxy card or voting instruction form or attend the 2024 Annual Meeting will not be considered present or represented at the 2024 Annual Meeting and will not be counted in determining the presence of a quorum. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the 2024 Annual Meeting.

If you are a stockholder of record, you must deliver your vote by mail, attend the 2024 Annual Meeting in person and vote or vote by telephone in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner has discretionary authority to vote on “routine” matters brought before a stockholder meeting, but the beneficial owner of the shares fails to provide the broker with specific instructions on how to vote on any “non-routine” matters brought to a vote at the stockholder meeting. Under the rules governing brokers’ discretionary authority, if a stockholder receives proxy materials from or on behalf of both ETFS and the Company, then brokers holding shares in such stockholder’s account will not be permitted to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether “routine” or not. As a result, there would be no broker non-votes by such brokers. In such case, if you do not submit any voting instructions to your broker, then your shares will not be counted in determining the outcome of any of the proposals at the 2024 Annual Meeting, nor will your shares be counted for purposes of determining whether a quorum exists. However, if you receive proxy materials only from the Company, then brokers will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is Proposal 2 (ratification of the appointment of the Company’s independent registered public accounting firm). A broker will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. We urge you to instruct your broker about how you wish your shares to be voted.

VOTES REQUIRED FOR APPROVAL

Election of Directors – The Company has adopted a majority vote standard for uncontested director elections. This means that each nominee who receives a number of votes cast “for” his or her election that exceeds the number of votes cast “against” his or her election will be elected to the Board. According to the Company’s proxy statement, abstentions and broker non-votes will have no effect on the election of the directors. In a contested election, the required vote would be a plurality of votes cast.

The Bylaws set forth a resignation policy for uncontested elections, pursuant to which any nominee who does not receive a majority of votes cast “for” his or her election would be required to tender his or her resignation promptly following, and effective upon, the failure to receive the required vote. The Nominating and Governance Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the recommendation of such committee and will publicly disclose its decision within 90 days from the date of the certification of the election results.

Ratification of the Selection of Accounting Firm – According to the Company’s proxy statement, the affirmative vote of a majority of votes cast is necessary for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. According to the Company’s proxy statement, abstentions and broker non-votes, if any, will have no effect on the proposal.

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Advisory Vote on Executive Compensation – According to the Company’s proxy statement, the affirmative vote of a majority of votes cast is necessary for the approval of the advisory resolution to approve the compensation of the Company’s named executive officers. According to the Company’s proxy statement, abstentions and broker non-votes, if any, will have no effect on the proposal.

Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation – According to the Company’s proxy statement, this proposal will be determined based on a plurality of the votes cast. This means that the option that receives the most votes (every one year, every two years or every three years) will be approved on a non-binding, advisory basis. According to the Company’s proxy statement, abstentions and broker non-votes, if any, will have no effect on the proposal.

Ratification of the Board’s Approval of the Extension of the Stockholder Rights Agreement – According to the Company’s proxy statement, the affirmative vote of a majority of votes cast is necessary for the ratification of the Board’s approval of the extension of the Poison Pill. According to the Company’s proxy statement, abstentions and broker non-votes, if any, will have no effect on the proposal.

Under applicable Delaware law, none of the holders of Common Stock are entitled to appraisal rights in connection with any matter to be acted on at the 2024 Annual Meeting.

If you sign and submit your GOLD proxy card without specifying how you would like your shares voted, your shares will be voted AGAINST the election of Messrs. Steinberg, Neuger and Bossone and FOR the election of the remaining Company Nominees up for election at the 2024 Annual Meeting, FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, AGAINST approval of the advisory vote on the compensation of the Company’s named executive officers, ONE YEAR on the vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers, AGAINST the ratification of the Board’s approval of the extension of the Poison Pill and in accordance with the discretion of the persons named on the GOLD proxy card with respect to any other matters that may be voted upon at the 2024 Annual Meeting.

REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the 2024 Annual Meeting and voting in person (although, attendance at the 2024 Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a written revocation or a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to ETFS in care of Saratoga at the address set forth on the back cover of this Proxy Statement or to the Secretary of the Company at the Company’s principal executive offices located at 250 West 24th Street, 3rd Floor West, New York, NY 10119 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to ETFS in care of Saratoga at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares entitled to be voted at the 2024 Annual Meeting. Additionally, Saratoga may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies to vote “AGAINST” the election of each of Messrs. Steinberg, Neuger and Bossone.

IF YOU WISH TO VOTE "AGAINST” THE RE-ELECTION OF MESSRS. STEINBERG, NEUGER AND BOSSONE TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

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SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by ETFS. Proxies may be solicited by mail, facsimile, e-mail, in person and by advertisements.

ETFS Capital has entered into an agreement with Saratoga for solicitation and advisory services in connection with this solicitation, for which Saratoga will receive a fee not to exceed $75,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Saratoga will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. ETFS Capital will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. In addition, directors and officers of ETFS Capital may solicit proxies in the normal course of their duties without any additional compensation. It is anticipated that Saratoga will employ approximately 15 persons to solicit stockholders for the 2024 Annual Meeting.

The entire expense of soliciting proxies is being borne by ETFS Capital. Costs of this solicitation of proxies are currently estimated to be approximately $525,000 (including, but not limited to, fees for attorneys, solicitors and other advisors, and other costs incidental to the solicitation). ETFS Capital estimates that through the date hereof its expenses in connection with this solicitation are approximately $255,000. To the extent legally permissible, if ETFS Capital is successful in its proxy solicitation, ETFS Capital intends to seek reimbursement from the Company for the expenses it incurs in connection with this solicitation. ETFS Capital does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The Participants in this proxy solicitation are ETFS Capital and Graham Tuckwell. ETFS Capital is a private company incorporated in the Bailiwick of Jersey, Channel Islands, and Graham Tuckwell is a citizen of Australia. The principal business of ETFS Capital is serving as an investment company. The principal occupation of Mr. Tuckwell is serving as the Founder and Executive Chairman of ETFS Capital. The principal business address of ETFS Capital is Ordnance House, 31 Pier Road, St. Helier, Jersey JE2 4XW. The principal business address of Mr. Tuckwell is 15 Rathbone Place, London W1T 1HU, United Kingdom.

As of the date hereof, ETFS Capital directly beneficially owns 15,250,000 shares of Common Stock as well as 14,750 shares of Series A Preferred Stock. Pursuant to the Series A Certificate of Designation, no Holder shall have the right to convert any shares of Series A Preferred Stock into shares of Common Stock if, after such conversion, such Holder and certain of its affiliates would be deemed to beneficially own, as determined in accordance with Section 13(d) of the Exchange Act, more than 9.99% of the Company’s then outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). As of the date hereof, none of the 14,750 shares of Series A Preferred Stock is currently, and is not expected within 60 days to be, convertible into any shares of Common Stock due to the Beneficial Ownership Limitation. Neither ETFS Capital nor Mr. Tuckwell has entered into any transactions in the securities of the Company during the past two years. As the Executive Chairman and controlling shareholder of ETFS Capital, Mr. Tuckwell may be deemed to be an indirect beneficial owner of the 15,250,000 shares of Common Stock directly owned by ETFS Capital and the 14,750 shares of Series A Preferred Stock directly owned by ETFS Capital.

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ETFS Capital and Mr. Tuckwell may be deemed to be members of a “group” with each other for the purposes of Section 13(d)(3) of the Exchange Act, and such group may be deemed to beneficially own the 15,250,000 shares of Common Stock owned in the aggregate by all of the Participants, as well as the 14,750 shares of the Series A Preferred Stock. Each of the Participants disclaims beneficial ownership of the shares of Common Stock that he or it does not directly own.

The shares of Common Stock and Series A Preferred Stock beneficially owned by ETFS Capital and Mr. Tuckwell were acquired on April 11, 2018 pursuant to the Share Sale Agreement, dated as of November 13, 2017 (the “Share Sale Agreement”), by and among the Company, WisdomTree International Holdings Ltd, a wholly-owned subsidiary of the Company, and ETFS Capital. In connection with the Share Sale Agreement, in April 2018 the Company assumed a deferred consideration obligation to ETFS Capital. The obligation consisted of fixed payments to ETFS Capital of physical gold bullion equating to 9,500 ounces of gold per year through March 31, 2058 and thereafter 6,333 ounces of gold continuing into perpetuity (“Contractual Gold Payments”). The Contractual Gold Payments were paid from management fee income generated by any of the Company’s sponsored financial products backed by physical gold. Pursuant to internal arrangements with ETFS Capital, Mr. Tuckwell had an indirect interest in the Contractual Gold Payments made by the Company to ETFS Capital. On May 10, 2023, the Company entered into and closed on a Sale, Purchase and Assignment Deed (the “SPA Agreement”) relating to the Contractual Gold Payments with WisdomTree International Holdings Ltd, Electra Target HoldCo Limited, ETFS Capital, the World Gold Council, Gold Bullion Holdings (Jersey) Limited (“GBH”), a subsidiary of WGC, Mr. Tuckwell and Rodber Investments Limited (“RIL”), an entity controlled by Mr. Tuckwell, to extinguish the Company’s obligations relating to the Contractual Gold Payments. Pursuant to the SPA Agreement, the Company issued 13,087 shares of Series C Non-Voting Convertible Preferred Stock, $0.01 par value per share (the “Series C Preferred Shares”), which were convertible into 13,087,000 Shares to GBH (but were subsequently repurchased by the Company) and paid an aggregate of approximately $50 million. The consideration paid pursuant to the SPA Agreement resulted in GBH receiving approximately $4.4 million in cash and the Series C Preferred Shares, and RIL receiving approximately $45.6 million in cash.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his or its associates or immediate family members was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the 2024 Annual Meeting; (xii) no Participant holds any positions or offices with the Company; (xiii) no Participant has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer and (xiv) no companies or organizations, with which any of the Participants has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company.

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There are no material proceedings to which any Participant or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

OTHER MATTERS AND ADDITIONAL INFORMATION

ETFS is unaware of any other matters to be considered at the 2024 Annual Meeting. However, should other matters, which ETFS is not aware of at a reasonable time before this solicitation, be brought before the 2024 Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the document to you if you write to our proxy solicitor, Saratoga, at the address set forth on the back cover of this Proxy Statement, or call toll free at (888) 368-0379. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our proxy solicitor at the above address and phone number.

The information concerning the Company and the proposals in the Company’s proxy statement contained in this Proxy Statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements. All information relating to any person other than the Participants is given only to our knowledge.

This Proxy Statement is dated May 3, 2024. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.

STOCKHOLDER PROPOSALS

According to the Company’s proxy statement, stockholders who wish to present proposals for inclusion in the Company’s proxy materials for the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. The Company’s Secretary must receive stockholder proposals intended to be included in the Company’s proxy statement and form of proxy relating to the 2025 Annual Meeting made under Rule 14a-8 by December 30, 2024. Any proposal of business must be mailed to Marci Frankenthaler, Secretary, WisdomTree, Inc., 250 West 34th Street, 3rd Floor, New York, NY 10119. The Company also encourages stockholders to submit any such proposals by email to mfrankenthaler@wisdomtree.com.

21

According to the Company’s proxy statement, the Bylaws permit a stockholder or group of up to 20 stockholders, who meet the eligibility requirements of the Bylaws, to utilize the “proxy access” Bylaw provision. “Proxy access” can be used to nominate up to the greater of two nominees or 25% of the total number of directors who are members of the Board as of the date that the stockholder(s) notifies the Company of the intent to utilize proxy access (the “proxy access notice”). Director nominations submitted under this Bylaw provision must be delivered to the Company no earlier than December 30, 2024, and no later than January 29, 2025. The proxy access notice must comply with the requirements in the Bylaws. To be eligible to utilize the proxy access Bylaw provision, the stockholder(s) must have continuously owned at least 3% of the outstanding Common Stock for at least three years as of the date of the proxy access notice. Consistent with standard market practice, proxy access is only available to eligible stockholders who acquired the Common Stock in the ordinary course of business and not with the intent to change or influence control at the Company and who do not presently have such intent.

According to the Company’s proxy statement, under the current Bylaws, proposals of business other than those to be included in the Company’s proxy materials following the procedures described in Rule 14a-8 and nominations for directors may be made by any stockholder who was a stockholder of record at the time of the giving of notice provided for in the Bylaws, who is entitled to vote at the meeting, who is present in person or by proxy at the meeting and who complies with the notice procedures set forth in the Bylaws (i.e., notice must be timely given and contain the information required by the Bylaws). To be timely, a notice with respect to the 2025 Annual Meeting must be delivered to the Company’s Secretary no earlier than February 12, 2025 and no later than March 14, 2025, unless the date of the 2025 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the 2024 Annual Meeting, in which event the Bylaws provide different notice requirements. Any proposal of business or nomination must be mailed to Marci Frankenthaler, Secretary, WisdomTree, Inc., 250 West 34th Street, 3rd Floor, New York, NY 10119. The Company also encourages stockholders to submit any such proposal of business or nomination by email to mfrankenthaler@wisdomtree.com.

In addition to the requirements set forth above, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice by the same deadline noted above to submit a notice of nomination at an annual meeting of stockholders. Such notice must comply with the additional requirements of Rule 14a-19(b).

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2025 Annual Meeting is based on information contained in the Company’s proxy statement and the Bylaws. The incorporation of this information in this Proxy Statement should not be construed as an admission by ETFS that such procedures are legal, valid or binding.

CERTAIN ADDITIONAL INFORMATION

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE 2024 ANNUAL MEETING BASED ON OUR RELIANCE ON RULE 14A-5(C) UNDER THE EXCHANGE ACT. THIS DISCLOSURE INCLUDES, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND DIRECTOR COMPENSATION, INFORMATION CONCERNING THE COMMITTEES OF THE BOARD AND OTHER INFORMATION CONCERNING THE BOARD, INFORMATION CONCERNING CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, INFORMATION ABOUT THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND OTHER IMPORTANT INFORMATION. STOCKHOLDERS ARE DIRECTED TO REFER TO THE COMPANY’S PROXY STATEMENT FOR THE FOREGOING INFORMATION, INCLUDING INFORMATION REQUIRED BY ITEM 7 OF SCHEDULE 14A WITH REGARD TO THE COMPANY’S NOMINEES. STOCKHOLDERS CAN ACCESS THE COMPANY’S PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS DISCLOSING THIS INFORMATION, WITHOUT COST, ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

22

SEE SCHEDULE I FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedule attached hereto has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements.

________________

Your vote is important. No matter how many or how few shares of Common Stock you own, please vote AGAINST the election of each of Jonathan Steinberg, Win Neuger and Anthony Bossone by marking, signing, dating and mailing the enclosed GOLD proxy card promptly.

ETFS Capital Limited

May 3, 2024

23

SCHEDULE I

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table is reprinted from the Company’s definitive proxy statement filed with the SEC on April 29, 2024.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included the shares the person has the right to acquire within 60 days of the record date upon the exercise of any option, warrant or other right or conversion of any security. The shares that a stockholder has the right to acquire within 60 days, however, are not included in the computation of the percentage ownership of any other stockholder.

Beneficial Holder	Number	Percentage
Executive Officers
Bryan Edmiston(1)	195,688	0.1
Marci Frankenthaler(2)	242,634	0.2
R. Jarrett Lilien(3)	951,728	0.6
Alexis Marinof(4)	272,925	0.2
William Peck(5)	196,681	0.1
Jonathan Steinberg(6)	9,173,636	6.0
David Yates(7)	154,433	0.1
Peter M. Ziemba(8)	1,048,386	0.7
Directors and Nominees
Lynn S. Blake(9)	20,835	*
Anthony Bossone(10)	610,704	0.4
Smita Conjeevaram(11)	57,345	*
Rilla Delorier(12)	11,828	*
Daniela Mielke(13)	16,639	*
Shamla Naidoo(14)	14,662	*
Win Neuger(15)	138,182	0.1
Tonia Pankopf(16)	14,662	*
All directors and executive officers as a group (16 persons)	13,120,968	8.6
Other 5% or Greater Stockholders
BlackRock, Inc.(17)	18,335,140	12.1
ETFS Capital Limited(18)	15,250,000	10.0
The Vanguard Group, Inc.(19)	14,603,944	9.6
ArrowMark Colorado Holdings LLC(20)	13,495,079	8.9

I-1

*	Less than 0.1%.
(1)	Includes 130,631 shares of restricted stock that do not vest within 60 days of the record date and are not transferable by Mr. Edmiston until they vest, but over which he exercises voting power.
(2)	Includes 134,028 shares of restricted stock that do not vest within 60 days of the record date and are not transferable by Ms. Frankenthaler until they vest, but over which she exercises voting power.
(3)	Includes 324,382 shares of restricted stock that do not vest within 60 days of the record date and are not transferable by Mr. Lilien until they vest, but over which he exercises voting power.
(4)	Includes 147,651 shares of restricted stock that do not vest within 60 days of the record date and are not transferable by Mr. Marinof until they vest, but over which he exercises voting power.
(5)	Includes 114,266 shares of restricted stock that do not vest within 60 days of the record date and are not transferable by Mr. Peck until they vest, but over which he exercises voting power.
(6)	Includes (i) 798 shares of common stock owned by Mr. Steinberg’s spouse with whom he may be deemed to share voting power; (ii) 16,889 shares of common stock held in a joint account with Mr. Steinberg’s spouse with whom he shares voting power; and (iii) 555,409 shares of restricted stock that do not vest within 60 days of the record date and are not transferable by Mr. Steinberg until they vest, but over which he exercises voting power.
(7)	Includes 104,854 shares of restricted stock that do not vest within 60 days of the record date and are not transferable by Mr. Yates until they vest, but over which he exercises voting power.
(8)	Includes 153,588 shares of restricted stock that do not vest within 60 days of the record date and are not transferable by Mr. Ziemba until they vest, but over which he exercises voting power.
(9)	Excludes 14,662 deferred restricted stock units that do not vest within 60 days of the record date.
(10)	Excludes 14,662 deferred restricted stock units that do not vest within 60 days of the record date.
(11)	Includes 14,662 shares of restricted stock that do not vest within 60 days of the record date and are not transferable by Ms. Conjeevaram until they vest, but over which she exercises voting power.
(12)	Includes 11,828 shares of restricted stock that do not vest within 60 days of the record date and are not transferable by Ms. Delorier until they vest, but over which she exercises voting power.
(13)	Excludes 14,662 deferred restricted stock units that do not vest within 60 days of the record date.
(14)	Includes 14,662 shares of restricted stock that do not vest within 60 days of the record date and are not transferable by Ms. Naidoo until they vest, but over which she exercises voting power.
(15)	Includes 14,662 shares of restricted stock that do not vest within 60 days of the record date and are not transferable by Mr. Neuger until they vest, but over which he exercises voting power.
(16)	Includes 14,662 shares of restricted stock that do not vest within 60 days of the record date and are not transferable by Ms. Pankopf until they vest, but over which she exercises voting power.
(17)	Information reported pursuant to a Schedule 13G/A filed with the SEC on January 23, 2024. Blackrock, Inc. has filed as a parent holding company or control person on behalf of certain subsidiaries, none of which (except for BlackRock Fund Advisors) individually own 5% or more of our outstanding common stock. The business address of Blackrock is 50 Hudson Yards, New York, NY 10001.
(18)

Information reported pursuant to a Schedule 13D/A filed with the SEC on April 18, 2024. The shares indicated in the table are directly owned by ETFS Capital. Graham Tuckwell, who is the controlling shareholder of ETFS Capital, may be deemed an indirect beneficial owner of the shares of common stock directly owned by ETFS Capital and shares voting and dispositive power over such shares. In addition to the shares indicated in the table, ETFS Capital directly owns, and Mr. Tuckwell indirectly beneficially owns, 14,750 shares of our Series A Non-Voting Convertible Preferred Stock, which are convertible into 14,750,000 shares of common stock at the holder’s option. The Certificate of Designations for the Series A Non-Voting Convertible Preferred Stock restricts ETFS Capital from converting such stock into common stock if the conversion would result in ETFS Capital owning more than 9.99% of our outstanding common stock. Each of ETFS Capital and Graham Tuckwell disclaims beneficial ownership in all such shares of common stock, except to the extent of its respective pecuniary interest therein. The principal business address of ETFS Capital is Ordnance House, 31 Pier Road, St. Helier, Jersey JE2 4XW. The principal business address of Mr. Tuckwell is 15 Rathbone Place, London W1T 1HU, United Kingdom.

(19)	Information reported pursuant to a Schedule 13G/A filed with the SEC on February 13, 2024. The shares indicated in the table are beneficially owned by The Vanguard Group, Inc. in its capacity as investment adviser and are owned of record by its clients. Vanguard reports that it has no sole voting power and shares voting power with respect to 246,658 shares, and that it has sole dispositive power with respect to 14,227,184 shares and shares dispositive power with respect to 376,760 shares. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(20)	Information reported pursuant to a Schedule 13G/A filed with the SEC on February 14, 2024. The business address of ArrowMark Colorado Holdings LLC is 100 Fillmore Street, Suite 325, Denver, CO 80206.

I-2

IMPORTANT

Tell the Board what you think! Your vote is important. No matter how many shares of Common Stock you own, please give ETFS your proxy to vote AGAINST the election of each of Messrs. Steinberg, Neuger and Bossone by SIGNING, DATING and MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

You may vote your shares in person at the 2024 Annual Meeting; however, even if you plan to attend the 2024 Annual Meeting in person, we recommend that you submit your GOLD proxy card by mail by the applicable deadline so that your vote will still be counted if you later decide not to attend the 2024 Annual Meeting. If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed GOLD voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Saratoga at the address set forth below.

If you have any questions, require assistance in voting your GOLD proxy card,

or need additional copies of ETFS’ proxy materials,

please contact Saratoga at the phone numbers listed below.

520 8th Avenue, 14th Floor

New York, NY 10018

(212) 257-1311

Stockholders call toll free at (888) 368-0379
Email: info@saratogaproxy.com

WISDOMTREE, INC.

2024 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF ETFS CAPITAL LIMITED AND THE OTHER PARTICIPANT IN ITS PROXY SOLICITATION – THE BOARD OF DIRECTORS OF WISDOMTREE, INC. IS NOT SOLICITING THIS PROXY

P          R          O          X          Y

The undersigned appoints Graham Tuckwell, Andrew Freedman and John Ferguson, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of WisdomTree, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2024 annual meeting of stockholders of the Company scheduled to be held at Paul Hastings LLP, 200 Park Avenue, 26th Floor, New York, NY 10166 on June 12, 2024 at 10:00 a.m. Eastern Time (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “2024 Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted only as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the 2024 Annual Meeting that are unknown to ETFS Capital Limited (together with the other participant in its solicitation, “ETFS”) a reasonable time before this solicitation.

Each of the proposals included on this GOLD proxy card have been proposed by the Company. None of the proposals included on this GOLD proxy card are conditioned on the approval of any other proposal.

STOCKHOLDERS ARE ADVISED THAT THE COMPANY NOMINEES ARE NOT THE NOMINEES OF ETFS. BECAUSE THE COMPANY NOMINEES ARE NOT ETFS’ NOMINEES, THEY ARE NOT PARTICIPANTS IN THIS SOLICITATION.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “AGAINST” THE ELECTION OF EACH OF MESSRS STEINBERG, NEUGER AND BOSSONE AND “FOR” THE ELECTION OF THE REMAINING COMPANY NOMINEES, “FOR” PROPOSAL 2, “AGAINST” PROPOSAL 3, “ONE YEAR” ON PROPOSAL 4, AND “AGAINST” PROPOSAL 5.

This Proxy will be valid until the completion of the 2024 Annual Meeting. This Proxy will only be valid in connection with ETFS’ solicitation of proxies for the 2024 Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GOLD PROXY CARD

[X] Please mark vote as in this example

etfs STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” WITH RESPECT TO THE ELECTION OF MESSRS STEINBERG, NEUGER AND BOSSONE AND MAKES NO RECOMMENDATION WITH RESPECT TO THE ELECTION OF THE COMPANY’S OTHER NOMINEES. ETFS MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSALS 2, 3, 4 AND 5.

IF YOU MARK FEWER THAN A TOTAL OF NINE “FOR”, “AGAINST” OR “ABSTAIN” BOXES WITH RESPECT TO THE ELECTION OF DIRECTORS, THIS PROXY CARD, WHEN DULY EXECUTED, WILL BE VOTED ONLY AS DIRECTED.

1.	Election of Directors to hold office until the 2025 annual meeting of stockholders.

ETFS Strongly Recommends a Vote “AGAINST” the Following Three Company Nominees:

COMPANY NOMINEES OPPOSED BY ETFS	FOR	AGAINST	ABSTAIN
a. Jonathan Steinberg	☐	☐	☐
b. Win Neuger	☐	☐	☐
c. Anthony Bossone	☐	☐	☐

ETFS Makes No Recommendation on the Following Six Company Nominees:

COMPANY NOMINEES UNOPPOSED BY ETFS	FOR	AGAINST	ABSTAIN
d. Lynn S. Blake	☐	☐	☐
e. Smita Conjeevaram	☐	☐	☐
f. Rilla Delorier	☐	☐	☐
g. Daniela Mielke	☐	☐	☐
h. Shamla Naidoo	☐	☐	☐
i. Tonia Pankopf	☐	☐	☐

2.	To vote on the Company’s proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To vote on the Company’s advisory resolution to approve the compensation of the Company’s named executive officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To vote on the non-binding, advisory proposal on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers.

☐ 1 YEAR	☐ 2 YEARS	☐ 3 YEARS	☐ ABSTAIN

GOLD PROXY CARD

5.	To vote on the Company’s proposal to ratify the approval by the Company’s Board of Directors of the extension of the Stockholder Rights Agreement, dated March 17, 2023, as amended, by and between the Company and Continental Stock Transfer & Trust Company.

☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED: ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.